AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                                U.S. PAWN, INC.,

                             U.S PAWN NEBRASKA, INC.

                                       AND


                          PAWN WAREHOUSE OUTLET, INC.,

                           LORI WHITE AND MIKE SORTINO









                                 DATED 16, 1997















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                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER, dated 16, 1997 (the "Agreement"), by and among U.S. PAWN, INC., a Colorado corporation ("Parent"), U.S. PAWN NEBRASKA, INC., a Colorado Corporation and a wholly-owned subsidiary of Parent ("USPN"), and PAWN WAREHOUSE OUTLET, INC., a Nebraska corporation ("Company"), LORI WHITE ("LW"), and MIKE SORTINO ("MS")(Collectively, LW AND MS, the "Stockholders").


                              W I T N E S S E T H:

     WHEREAS, the Company is engaged in the business of advancing money to customers on the security of pledged goods and, if appropriate, selling such pledged goods, otherwise known as a pawnshop (the "Business"), located at 329 South Washington Street in Papillion, Nebraska;

     WHEREAS, the Boards of Directors of Parent and the Company have determined that the merger of the Company with and into USPN (the "Merger") is consistent with and in furtherance of the long-term business strategy of Parent and the Company and is fair to, and in the best interests of, Parent and the Company and their respective stockholders.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2) in accordance with the Colorado Business Corporation Act (the "CBCA") and the Nebraska Business Corporation Act("NBCA"), the Company shall be merged with and into USPN and the separate existence of the Company shall thereupon cease. USPN shall be the surviving corporation in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation."



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     SECTION 1.2 Effective Time of the Merger. The Merger shall become effective at such time (the "Effective Time") as shall be stated in a Articles of Merger, in a form mutually acceptable to Parent and the Company, to be filed with the Secretaries of State of Colorado and Nebraska in accordance with the CBCA and the N__, respectively (the "Merger Filing"). The Merger Filing shall be made simultaneously with or as soon as practicable after the closing of the Merger in accordance with Section 3.5.


                                   ARTICLE II

                            THE SURVIVING CORPORATION

     SECTION 2.1 Officers. The officers of the Surviving Corporation shall be:

        Chief Executive Officer and
         President                                    Melvin Wedgle
        Secretary and Treasurer                       Charles C. VanGundy

and such officers shall serve in accordance with the Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

     SECTION 2.2 Directors. The director of the Surviving Corporation shall be Melvin Wedgle, and such director shall serve in accordance until the next annual meeting of the Surviving Corporation or until his successor is duly elected and qualified.

                                   ARTICLE III

                              CONVERSION OF SHARES

     SECTION 3.1 Conversion of Company Shares in the Merger. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any shares of Company Common Stock, no par value ("Company Common Stock"):

          (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into, and shall thereafter represent only, the right to receive the Merger Consideration (as defined in Section 3.2).

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          (b) No share of Company Common Stock shall be deemed to be outstanding or to have any rights other than those set forth in this Section 3.1 after the Effective Time.

     SECTION 3.2 Consideration.

          (a) The consideration to be issued in the Merger for each share (or fraction thereof) of Company Common Stock shall be the number of shares of the Parent's common stock (the "Merger Consideration") equal to the results obtained by (i) dividing Two Hundred and Seventy-Five Thousand Dollars ($275,000) by the average closing price per share of Parent's common stock, as reported on the NASDAQ SmallCap Market, for the ten trading days immediately preceding the Closing Date and (ii) dividing the results of (i) above by 704 (representing the number of shares of the Company Common Stock issued and outstanding on the Closing Date (as defined in Section 3.4)) to be distributed in accordance with
Section 3.3 below.

          (b) The shares of Parent's common stock issued as the Merger Consideration shall be "restricted securities" as defined in Rule 144 under the Securities Act of 1933, as amended (the "Act").


          (c) In addition to the Merger Consideration, simultaneously with the Closing, USPN or Parent shall pay off the outstanding balance of the line of credit and all other outstanding liabilities of the Company payable to American National Bank and obtain a release of liability for all lines of credit, notes and guarantees executed by MS and his family members relating to the Company. In addition, once all of the foregoing have been paid, USPN or Parent shall pay off the outstanding balance of all loans and notes, whether in writing or otherwise, owed by the Company to MS. Notwithstanding the foregoing, USPN and Parent shall not be obligated to pay more than $400,000 to pay off the foregoing lines of credit, notes , guarantees and loans and any amounts in excess of $400,000 shall be paid at Closing by the Stockholders.


          (d) The Merger Consideration shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or other change in the number of shares of Company Common Stock outstanding prior to Closing (as defined in Section 3.4).

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     SECTION 3.3 Cancellation of Company Common Stock Certificates.

          (a) From and after the Effective Time, all Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive in exchange therefor, upon surrender thereof at or after the Effective Time, the amount of Merger Consideration to which each holder of Company Common Stock is entitled pursuant to the terms hereof.


          (b) Upon surrender of Company Common Stock certificates to ("Company Certificates") Parent for cancellation on or after the Closing Date, together with such other documents as Parent shall reasonably require, the holder of such Company Certificates shall be entitled to receive in exchange therefore the Merger Consideration into which the shares of Company Common Stock theretofore represented by the Company Certificates so surrendered shall have been converted pursuant to the provisions of Section 3.1, and the Company Certificates so surrendered shall be cancelled. Notwithstanding the foregoing, none of Parent or the Surviving Corporation shall be liable to a holder of Company Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.


     SECTION 3.4 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Parent on June 13, 1997 at 10:00 a.m. or such other place, time or date as the parties shall agree (the date on which the Closing occurs is referred to in this Agreement as the "Closing Date").

     SECTION 3.5 Closing of the Company's Transfer Books. At and after the Effective Time, holders of Company Common Stock shall cease to have any rights as stockholders of the Company, except for the rights described herein. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock which were outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, subject to the terms and conditions of this Agreement, Company Certificates formerly representing Company Common Stock are presented to Parent, they shall be cancelled and exchanged for Merger Consideration in accordance with this Article III.


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


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.1 General Statement. The parties make the representations and warranties to each other which are set forth in this Article IV. The survival of all such representations and warranties shall be in accordance with Section 9.1 hereof. All representations and warranties of the parties are made subject to the exceptions which are noted in the respective schedules delivered by the parties to each other concurrently herewith.

     SECTION 4.2 Representations and Warranties of Parent and USPN. Parent and USPN represent and warrant to the Company and the Stockholders, as of the date hereof and at the Closing Date, as follows:

          (a) Organization. Each of Parent and USPN is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.

          (b) Authorization of Transaction. The execution, delivery and performance by each of the Parent and USPN of this Agreement and the consummation of the transactions contemplated hereby are within Parent's and USPN's respective power and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding obligation of each of Parent and USPN enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, and moratorium or other similar laws of general application affecting the enforcement of creditors' rights generally.

          (c) Brokers' Fees. Neither Parent nor USPN has any liability or obligation to pay any fees or commissions to any broker, finder, or agent engaged by Parent or USPN with respect to the transactions contemplated by this Agreement.


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


     SECTION 4.3 Representations and Warranties of the Company and the Stockholders. The Stockholders and the Company, jointly and severally, represent and warrant to Parent and USPN as of the date hereof and at the Closing Date, as follows:

          (a) Organization, Qualification and Corporate Power. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nebraska. The Company is duly authorized to conduct the Business and is duly qualified as a foreign corporation to do business, and is in good standing, under the laws of each jurisdiction where such qualification is required. The Company has the legal right, full corporate power and authority to carry on the Business and to own and use the properties owned and used by it. Copies of the Articles of Incorporation and Bylaws of the Company have heretofore been provided to Parent, and such copies are accurate and complete as of the date hereof and as of the Closing Date. No portion of the Business is presently conducted by any legal entity other than the Company. The Company does not, and has not, conducted any business other than the Business. No actions, proceedings or transactions have been commenced or undertaken by either the Company or the Stockholders which (i) give or would give rights to any person, other than Parent, in any of the Company Common Stock or any of the Company's assets or (ii) interfere with the consummation of the transactions contemplated by this Agreement. The Company has no subsidiaries and has no equity or other ownership interest in any other entity or business enterprise.

          (b) Capitalization. The entire authorized capital stock of the Company consists of 10,000 shares of common stock, $1.00 par value, of which 704 shares are issued and outstanding. All of the Company Common Stock has been duly authorized and is validly issued, fully paid, and nonassessable. Other than the Company Common Stock, the Company has no outstanding capital stock and there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company.


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


          (c) Ownership of Company Common Stock. The Company Common Stock is owned as follows: LW--454 shares, MS--250 shares. Each of the Stockholders owns the respective Company Common Stock set forth by their name above as the sole and exclusive record and beneficial owner free and clear of all liens, charges, security interests and similar rights of third parties (collectively,
"Encumbrances"). Each of the Stockholders possesses and on the Closing Date shall possess, good and merchantable title to his respective Company Common Stock, and will own such Company Common Stock free and clear of any and all Encumbrances. Each of the Stockholders has the absolute and unconditional right to sell, assign, transfer and deliver his respective Company Common Stock for cancellation in accordance with the terms of this Agreement.

          (d) Authority and Binding Effect. The Company has the full corporate power and each of the Stockholders has the full power and authority to execute and deliver this Agreement and each agreement referenced herein to which they are a party and to consummate the transactions contemplated by, and comply with their obligations under, such agreements. Upon execution, this Agreement and each agreement referenced herein to which the Company is a party, and the consummation by the Company of its obligations herein and therein, have been duly authorized by all necessary corporate action of the Company. As of the Closing Date, this Agreement and each agreement referenced herein to which the Company is a party, if required, will have approval by all of the Company's stockholders in accordance with applicable law. This Agreement has been duly executed and delivered by the Stockholders and the Company, and the Stockholders and the Company will, at the Closing, duly execute and deliver the agreements referenced herein to which they are a party. This Agreement is a valid and binding obligation of each Stockholder and the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and (ii) general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law. No further action is required to be taken by the Stockholders or the Company, nor is it necessary for the Stockholders or the Company to obtain any action, approval or consent by or from any third persons, governmental or other, to enable the Stockholders or the Company to enter into or perform its obligations under this Agreement and each agreement referred to herein to which it is a party.


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


          (e) Noncontravention. Except as disclosed on Schedule 4.3(e), neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or by which any of its assets are bound, (ii) conflict with or violate any provision of the Articles of Incorporation, any provision of the Bylaws of the Company or any shareholders' agreement to which the Company or the Sellers is a party or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation or failure to give notice would not have a material adverse effect on either (i) the assets, operations, financial condition or prospects of the Business, or (ii) Stockholders' or the Company's (as applicable) ability to consummate the transactions contemplated hereby (a "Material Adverse Effect"). Except as set forth on Schedule 4.3(e), the Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or obtain any authorization, consent, or approval would not have a Material Adverse Effect.

          (f) Financial Statements. The Stockholders have delivered to Parent financial statements of the Company consisting of an unaudited balance sheet and a related statement of income, as of and for the period ended March 31, 1997. True, correct and complete copies of the Company's unaudited financial statements from January 1, 1996 through December 31, 1996 are attached as
Schedule 4.3(f) hereto (the "Financial Statements"). Except as otherwise set forth in the footnotes contained therein, the Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP"). The Financial Statements fairly present the financial condition of the Company and

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the  results of its  operations  as of the  relevant  dates  thereof and for the respective periods covered thereby. Except as set forth in the Financial Statements, the Company does not have any debts, obligations, liabilities or commitments of any nature, whether due or to become due, absolute, contingent or otherwise, that, in accordance with GAAP, are required to be disclosed in a balance sheet or the footnotes thereto, and are not shown on the March 31, 1997 balance sheet delivered pursuant hereto, other than liabilities incurred after March 31, 1997 in the ordinary course of business and consistent with past practice. Such post-March 31, 1997 liabilities are not material in amount and have not had and are not expected to have, individually or in the aggregate, a material adverse effect on the financial condition or results of operations of the Company or the business. As to each liability, debt, obligation or commitment, fixed or contingent, that is set forth in the Financial Statements, the Stockholders shall provide the following information, in writing as an attachment to such Schedule: (i) a summary description of the liability, debt, obligation or commitment, together with copies of all relevant documentation relating thereto, the amounts claimed and any other action or relief sought and, if in connection with a claim, suit or proceeding, the name of the claimant and all other parties involved therewith and the identity of the court or agency in which such claim, suit or proceeding is being prosecuted, and (ii) the best estimate of the Stockholders of the maximum amount, if any, which is likely to become payable with respect to any contingent liability. For purposes hereof, if no written estimate is provided, such best estimate shall be deemed to be zero. To the best of Stockholders' and the Company's knowledge, except as noted on
Schedule 4.3(f), all outstanding notes and accounts receivable of the Company are collectible.

          (g) Absence of Certain Changes. Except as set forth in Schedule 4.3(g) hereto, during the period from December 31, 1996 to the date hereof, there has not been with respect to or affecting the Company or the Business: (i) any amendment, termination or revocation, or any threat known to the Stockholders or the Company of any amendment, termination or revocation, of any lease, licenses, permit, franchise, purchase order, sales order or other agreement or binding commitment, whether or not in written form (a "Contract") to which the Company is a party; (ii) except for the transactions contemplated hereby, any sale, transfer, mortgage, pledge or subjection to any Encumbrance, of, on or affecting any of the Company's assets, except sales or utilization of the Company's

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inventory that have been made in the ordinary course of Business consistent with past practices, and liens for current taxes not yet due and payable; (iii) other than as contemplated in connection with the transactions contemplated hereby, any increase in the compensation paid or to become payable or in the fringe benefits provided to any officers or employees of the Company, (iv) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Company or the Business; (v) the incurrence of any indebtedness, either for borrowed money or in connection with any purchase of assets that is not reflected in the March 31, 1997 balance sheet which individually, or in the aggregate, involves more than $1,000, except in the ordinary course of business consistent with past practices; (vi) any purchase or lease, or commitment for the purchase or lease, of equipment, machinery, leasehold improvements or other capital items not disclosed in the Financial Statements which involves amounts exceeding $1,000 individually or $2,500 in the aggregate, or obligates the Company to purchase goods or services for a period of 90 days or more except in the ordinary course of business consistent with past practices; (vii) the execution by the Company of any agreement or Contract that is, or could reasonably be expected to become, material to the Business;
(viii) any material change in the collection, payment or credit experience or practices of the Business or in the accounting practices, procedures or methods of the Company; (ix) the occurrence subsequent to December 31, 1996 of any other event or circumstance which could materially and adversely affect any of the Company's assets, the Business, or the ability of the Stockholders or the Company to consummate the transactions contemplated hereby or (x) any commitment with respect to any of the foregoing.

          (h) Title to and  Adequacy of Company  Assets.  Except as disclosed on
Schedule 4.3(h) hereto, the Company has, and at the Closing will have, good, complete and marketable title to all of its assets necessary for USPN to own and operate the Business substantially in the same manner as it is being now conducted (the "Company Assets"). Except as set forth on Schedule 4.3(h), all of the Company Assets are in the exclusive possession and control of the Company. The Company Assets have been maintained in good working condition (normal wear and tear excepted) and are sufficient for the conduct of the Business. The

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Company's  accounts  receivable  and pawn loans  receivable  represent bona fide obligations arising in the ordinary course of the Business and to the best of the Stockholders' and the Company's knowledge, are fully collectible by the Company or adequately collateralized, net of reserves for doubtful accounts as reflected on the Financial Statements. The assets reflected on the Financial statements constitute all of the assets, properties and other rights used in the conduct of the Business except for those assets acquired or disposed of in the ordinary course of business subsequent to the date of the Financial Statements.


          (i) Undisclosed Liabilities. To the best of Stockholders' and the Company's knowledge, the Company has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), except for (i) liabilities set forth in the balance sheets dated as of March 31, 1997, and outstanding on the Closing Date, and (ii) liabilities which have arisen after March 31, 1997, in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by breach of contract, breach of warranty, tort, infringement, or violation of law or which individually or in the aggregate will have a Material Adverse Effect). Except as disclosed on Schedule 4.3(i), the Company has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, or whether due or to become due) for Taxes (as defined below). Notwithstanding anything in the foregoing to the contrary, as of the Closing Date, the Company will not have any accounts payable or other outstanding liabilities other than those incurred in the ordinary course of business.


          (j) Brokers' Fees. None of the Stockholders nor the Company has paid or is obligated to pay any brokerage commissions, finders' fees or similar compensation (including any payments to employees of the Company but excluding fees to attorneys and accountants) in connection with the transactions contemplated by this Agreement.

          (k) Taxes. With respect to Taxes (as defined below):


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               (1) The  Company  has  filed,  within  the time and in the manner prescribed by law, all returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed under federal, state, local or any foreign laws by the Company, and all such Returns are true, correct and complete in all material respects.

               (2) The Company has, within the time and in the manner prescribed by law, paid (and until the Closing Date will, within the time and in the manner prescribed by law, pay) all Taxes that are due, or claimed or asserted by any taxing authority to be due, from or with respect to the Company for all periods prior to the Closing Date, whether or not shown on any Return.

               (3) With respect to any period for which Returns have not yet been filed, or for which Taxes are not yet due or owing, the Company has no liability for Taxes other than that set forth on the Financial Statements or incurred subsequent to the date of the Financial Statements in the ordinary course of business. The Company has made all required current estimated Tax payments sufficient to avoid any underpayment penalties.

               (4) The Company has established (and until the Closing Date will establish) on its respective books and records reserves (to be specifically designated as an increase to current liabilities) that are adequate for the payment of all Taxes not yet due and payable.

               (5) There are no liens for Taxes upon the assets of the Company or any subsidiary of the Company except liens for Taxes not yet due.

               (6) The Company has not filed (and will not file prior to the Closing Date) any consent agreement under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code") or agree to have Section 341(f)(2) of the Code apply to any disposition of the subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company.


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               (7) Except as set forth in Schedule  4.3(k)(7)  (which  shall set forth the type of return,  date filed,  and date of  expiration of the
          statute  of  limitations),   (i)  no  extensions  of  the  statute  of
          limitations for the assessment of federal income taxes have been granted for any federal income tax returns of the Company ; (ii) no extensions of the statute of limitations for the assessment of state, local and foreign income taxes have been granted for any applicable Returns of the Company and such Returns have been examined by the appropriate tax authorities for all periods through December 31, 1995; and (iii) no deficiency for any Taxes has been proposed, asserted or assessed against the Company which has not been resolved and paid in full.

               (8) There are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns that have been given by the Company.

               (9) Except as set forth in Schedule 4.3(k)(9) (which shall set forth the nature of the proceeding, the type of Return, the deficiencies proposed or assessed and the amount thereof, and the taxable year in question), no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Returns.

               (10) The Company is not a party to any tax-sharing or allocation agreement, nor does the Company owe any amount under any tax-sharing or allocation agreement.

               (11) No amounts payable under any agreement will fail to be deductible for federal income tax purposes by virtue of Section 280G or 162(m) of the Code.

               (12) The Company has complied (and until the Closing Date will comply) in all respect with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 or 1442 of the Code or similar provisions under any foreign laws) and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities, all amounts required to be so withheld and paid over under all applicable laws.

                    (13) The  Company has never been (or has any  liability  for unpaid Taxes because it once was) a member of an "affiliated group" within the meaning of Section 1502 of the Code during any part of any consolidated return year within any part of which year any corporation other than the Company was also a member of such affiliated group.

                    (14) Schedule 4.3(k)(14) contains a list of all jurisdictions (whether foreign or domestic) in which the company presently files Returns. No claim has ever been made by an authority in a jurisdiction where the Company does not file Returns that it is or may be subject to taxation by that jurisdiction.

          For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, or other assessments of whatever kind or nature, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupancy or property taxes, customs duties, fees, assessments or charges of any kind whatsoever (together with any interest and any penalties, additions to tax or additional amounts) imposed by any taxing authority (domestic or foreign) upon or payable by the Company.

          (l) Leases. Schedule 4.3(l) is a list and brief description of each of the facilities or real properties leased by the Company and used in Business (the "Real Property Leases"). The description sets forth, among other things, the address of each facility or real property leased and the name and address of the landlord. Schedule 4.3(l) also contains a list of all leases under which the Company possesses or uses personal property in connection with the conduct or operation of the Business. The personal property leases set forth in Schedule 4.3(l) are sometimes collectively referred to as the "Personal Property Leases." True, correct and complete copies of the Real Property Leases and Personal Property Leases (collectively, the "Leases") have been delivered to Parent. All of the facilities covered by the Real Property Leases are equipped in substantial conformity with laws and governmental regulations applicable to the

Company or the Business. The zoning of each parcel of real property permits the presently existing improvements thereon and continuation of the Business presently conducted thereon and no changes therein are pending or are threatened. To the best of the Company's and Stockholders' knowledge, after due inquiry, no condemnation or similar proceedings are pending or, to the best knowledge of the Company and Stockholders, after due inquiry, threatened against any of the real properties described on Schedule 4.3(l). None of the Leases contains any provisions which, after the Closing Date, would (i) hinder or prevent USPN from continuing to use any of the properties or assets which are the subject of the Leases in the manner in which they are currently used or (ii) impose any additional costs (other than scheduled rental increases) or material requirements as a condition to their continued use which are not currently in effect. Except for the Leases, none of the Company Assets are held under, or used by the Company in connection with the Business pursuant to, any lease or conditional sales contract.

          (m) Contracts, Agreements and Commitments. Schedule 4.3(m) hereto contains an accurate and compete list of all contracts, agreements, leases, licenses and instruments, not otherwise disclosed in Schedule 4.3(l) to which the Company is a party or is bound and (i) which relate to and materially affect any of the Company Assets or the Business, or (ii) which could hinder consummation of the transactions contemplated by this Agreement or would affect USPN's title to or its ability, after the Closing, to conduct the Business as it is being conducted on the date hereof, or its ability to dispose of any of the Company Assets following the Closing. Schedules 4.3(l) and (m) include, without limitation, all contracts and agreements and all leases, licenses and instruments, which (i) grant a security interest or permit or provide for the imposition of any Encumbrance on, or provide for the disposition of, any of the Company Assets; (ii) require the consent of any third party to the consummation by the Company or Stockholders of the transactions contemplated by this Agreement, or (iii) would restrict the use or disposition by USPN after the Closing of any of the Company Assets. True, correct and complete copies of all items so listed on Schedules 4.3(l) and (m) have been furnished to Parent. Each of such contracts, agreements, leases, licenses and instruments so listed, or required to be so listed on Schedules 4.3(l) and (m) is a valid and binding obligation of the Company or Stockholders, as applicable, and to the best
knowledge  of  the  Company  and   Stockholders,   the  other  parties  thereto,
enforceable in accordance with their terms, except as may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity relating to the availability of equitable remedies. Except as otherwise set forth on Schedules 4.3(l) and (m) hereto, there have not been any defaults by the Company, or to the best knowledge of the Company and Stockholders after due inquiry, defaults or any claims of default or claims of nonenforceability by the other party or parties which, individually or in the aggregate, would have a Material Adverse Effect and, to the best of the Company's and Stockholders' knowledge after due inquiry, there are no facts or conditions that have occurred or that the Company or Stockholders (without independent investigation) anticipate to occur which, through the passage of time or the giving of notice, or both, would constitute a default by the Company or Stockholders, or by the other party or parties, under any of such Contracts, agreements, leases, licenses and instruments or would cause a creation of an Encumbrance upon any of the Company Assets or otherwise cause a Material Adverse Effect.

          (n) Employees and Plans. Attached hereto as Schedule 4.3(n) is a list of each compensation arrangement for each employee of the Company as of the date hereof. The Company has no employee pension plan, employee profit sharing plan or employee welfare benefit plan subject to the Employee Income Retirement Security Act of 1974 or any other employee pension plan, employee profit sharing plan and employee welfare benefit plan.

          (o) Licenses. The Company owns and holds all licenses and permits necessary or required by applicable law in order to conduct its Business as now conducted and, if required, the Company and Stockholders shall take all actions necessary to assist the Company in transferring such licenses and permits to USPN.

          (p) Labor unions. There are no agreements with any labor union, other labor organization or labor representatives applicable to or covering the employees of the Company, nor are any discussions or negotiations in anticipation of any such agreement presently under way or anticipated, nor has there been any request made to enter any such negotiations or to hold any type of election relating to employer/employee relations or bargaining.

          (q) Environmental laws. Except as set forth on Schedule 4.3(q) and except for such of the following as, individually or in the aggregate, do not and will not have a Material Adverse Effect:

               (1) The Company is and has been in compliance at all times with all applicable Environmental and Safety Requirements (as defined below), and the Company has received no notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), or any corrective, investigatory or remedial obligations, arising under Environmental and Safety Requirements with respect to the past or present operations or properties of the Business.

               (2) The Company has obtained, and is and has been in compliance at all times with all terms and conditions of, all permits, licenses and other authorizations required pursuant to Environmental and Safety Requirements for the occupation of the properties of the Business and the conduct of its operations.


               (3) To the best of the Company's and the Stockholders' knowledge, none of the following exists at any property owned or occupied by the
          Company: asbestos-containing material in any form or condition; polychlorinated biphenyl-containing materials or equipment; underground storage tanks; or any other toxic or hazardous material regulated by Environmental and Safety Requirements.

               (4) The transactions contemplated by this Agreement do not impose any obligations under Environmental and Safety Requirements for site investigation or cleanup or notification to or consent of any government agencies or third parties.


               (5) To the best of the Company's and the Stockholders' knowledge, based on Environmental and Safety Requirements as currently in effect, no facts, events or conditions relating to the past or present properties or operations of the Business or properties contiguous thereto will (x) prevent, hinder or limit continued compliance by the

          Company with Environmental and Safety Requirements, (y) give rise to any corrective, investigatory or remedial obligations on the part of the Company pursuant to Environmental and Safety Requirements, or (z) give rise to any liabilities on the part of the Company (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including without limitation those liabilities relating to onsite or offsite hazardous substance releases, personal injury, property damage or natural resources damage.


               (6) The Company has not assumed any liabilities or obligations of any third party under Environmental and Safety Requirements.

          For the purposes of this subsection, "Environmental and Safety Requirements" means all federal, state and municipal statutes, regulations, common law and similar provisions having force or effect of law, including all required orders, permits, licenses and approvals, with respect to environmental, public health and safety, occupational health and safety, product liability and transportation matters, including without limitation those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labelling, testing, processing, discharge, release, control or cleanup of any contaminant, waste, hazardous materials or substances, chemical substances or mixtures, pesticides, toxic compounds or materials, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

          (r) Reports. Stockholders have delivered or made available to Parent true, complete and correct copies of all environmental reports, analyses, tests or monitoring in the possession of Stockholders or the Company pertaining to any property owned or operated in connection with the Business and a true, complete and correct list identifying all third party facilities at which contaminants generated in connection with the Business, if any, (whether by the Company or any prior owner or occupant) have been transported, treated, stored, handled or disposed within the past five years. The premises currently occupied by the Company satisfy all local ordinances and Nebraska statutes and the Company has complied in all material respects with all environmental laws, including hazardous or toxic waste disposal laws and regulations applicable to the Company and the Business.

          (s) Compliance with Law/Permits. The Business has been conducted in compliance with all applicable laws and regulations of governmental authorities, except for such violations that have been cured or that, individually or in the aggregate, may not reasonably be expected to have a Material Adverse Effect. The Company possesses, and is in compliance in all material respects with, all franchise, contract, license, marketing right, permit, authorization, approval or other operating authority issued by any governmental or regulatory body ("Governmental Permit") necessary to the conduct of the Business, and except as set forth on Schedule 4.3(s) such Governmental Permits will be in full force and effect for the benefit of the USPN following the Closing Date.

          (t) Litigation and Proceedings. Except as set forth in Schedule 4.3(t) hereto, there is no action, suit, proceeding or investigation, or any counter or cross-claim in any action brought by or on behalf of the Company or Stockholders, whether at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that is pending or, to the best knowledge of the Company or Stockholders, after due inquiry, threatened, against the Company or the Stockholders, which (i) could reasonably be expected to affect adversely the Company's or Stockholders' ability to perform its obligations under this Agreement or the agreements referenced herein or complete any of the transactions contemplated hereby or thereby, or (ii) which, if adversely determined, individually or in the aggregate, would have a Material Adverse Effect. The Company is not subject to any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the Company, any of its assets or the Business.

          (u) Insurance. Schedule 4.3(u) contains a complete listing of all policies of insurance carried by the Company, including the type and amount of coverage, deductible levels and expiration dates. All premiums due with respect to such policies have been paid and such policies are in full force and effect and will remain in full force and effect through the Closing Date. The Company shall assume all risk of loss due to destruction or damage due to fire or other casualty up to the time of Closing. Parent or USPN shall have no right to terminate this Agreement unless such loss is "substantial" (resulting in a total stoppage of the Business for a period of time in excess of 15 business days). In the event of a substantial loss, this Agreement shall be terminated and Parent and USPN waive any claims for damages against the Stockholders or the Company for such loss or for the curtailment or interruption of the Business prior to Closing.

          (v) Affiliate Interests. Except as disclosed in Schedule 4.3(v), the Company is not a party to any transaction with (a) any Stockholder, (b) any employee, officer or director of the Company, (c) any relative of any Stockholder or of any such employee, officer or director, or (d) any entity, corporation or partnership that, directly or indirectly, is controlled by or under common control with any Stockholder or with any such employee, officer, director or relative, including without limitation any contract, agreement or other arrangement (i) providing for the furnishing of services by such person,
(ii) providing for the rental of real or personal property from or to such person, (iii) providing for the guaranty of any obligation of such person, (iv) requiring any payment to such person which will continue beyond the Closing Date, or (v) establishing any right or interest of such person in any of the assets or rights of the Company.

                                    ARTICLE V

                                    COVENANTS

     SECTION 5.1 Conduct of Business. Stockholders and the Company agree that from the date hereof and to the Closing Date or earlier termination of this Agreement as follows:

          (a) Full Access. Between the date of this Agreement and the Closing Date, Stockholders and the Company will (i) give Parent and its authorized representatives (including lenders, legal counsel and accountants) reasonable access to all employees, offices, warehouses and other facilities and property of the Business and to its books and records, (ii) permit Parent and its authorized representatives to make such inspections thereof as Parent may reasonably require, and (iii) furnish Parent and its representatives and advisers with such financial and operating data and other information with respect to the Business and properties of the Company as Parent may from time to time reasonably request; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the Business.

          (b) Confidentiality. If the transactions contemplated by this Agreement are not consummated, Purchaser will maintain the confidentiality of all information and materials obtained from Stockholders and will not use or permit others to use such information for any other purpose, except to the extent disclosure of any such information is authorized by Stockholders or required by law. The provisions of this Section will not apply to any information, documents or material which are in the public domain other than by reason of a breach of this Section by Parent or USPN.

          (c) Operation of Business. Neither the Company nor the Stockholders will engage in any practice, take any action, or enter into any transaction outside the ordinary course of the Business. Without limiting the generality of the foregoing, neither the Company nor the Stockholders:

               (1) will authorize or effect any change in the Company's Articles of Incorporation or Bylaws;

               (2) will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock;

               (3) will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

               (4) will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation;

               (5) will create or permit the creation of any Encumbrance upon any of the Company Assets other than non- consensual liens arising by operation of law;

               (6) will make any capital investment in, make any loan to, or acquire the securities or assets of any other person or entity outside the ordinary course of business;

               (7) will make any change in employment terms for any of its directors, officers, and employees or enter into any employment agreements or commitment to any employees of the Company outside the ordinary course of business; or

               (8) will commit to any of the foregoing.

          In addition, the Stockholders and the Company will:

               (1) maintain working capital at current levels subject to normal fluctuation consistent with past experience;

               (2) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried with respect to the Business;

               (3) perform in all material respects all obligations under leases, agreements, contracts and instruments relating to or affecting the Business;

               (4) maintain the books of account and records of the Business in the usual, regular and ordinary manner; and

               (5) comply in all material respects with all statutes, laws, ordinances, rules and regulations applicable to the conduct of the Business;

          (d) Exclusivity. Neither Stockholders nor the Company shall directly or indirectly through any officer, director, employee, agent, partner, affiliate or otherwise; (i) enter into any agreement, agreement in principle or other commitment (whether or not legally binding) relating to any business combination with, recapitalization of, or acquisition or purchase of all or a significant portion of the assets or operations of, or ownership interest in, the Company or relating to any other similar transaction (a "Competing Transaction"); (ii) solicit, initiate or encourage the submission of any proposal or offer from any person or entity (including any of their officers, directors employees, and agents) relating to any Competing Transaction; or (iii) participate in any discussions or negotiations regarding, furnishing to any other person or entity any information with respect to, or encourage any effort or attempt by any person or entity to effect, a Competing Transaction. Stockholders and the Company shall notify Parent immediately if any person makes any proposal, offer, inquiry or contact with respect to any of the foregoing and shall immediately upon receipt forward a copy of such (if in writing) to Parent. In addition, the Company will immediately terminate all discussions, negotiations, or agreements now pending with other potential buyers with respect to a Competing Transaction.

          (e) Amendment of Disclosure Schedules. From time to time prior to the Closing Date, Stockholders and the Company will supplement or amend the schedules hereto with respect to any matter known to them which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the schedules hereto or which is necessary to correct any information in such schedules or in any representation or warranty of Stockholders or the Company which has been rendered inaccurate thereby. Such supplemented or updated disclosures shall not be deemed a modification of Stockholders' and the Company's representations and warranties and shall not affect Parent's or USPN's rights hereunder.

     SECTION 5.2 Third Party Consents. Each party to this Agreement shall use its best efforts to obtain, as soon as reasonably practicable, all permits, authorizations, consents, waivers and approvals from third parties or governmental authorities necessary to consummate this Agreement and the transactions contemplated hereby or thereby, including, without limitation, any permits, authorizations, consents, waivers and approvals required in connection with the Agreement.

     SECTION 5.3 Sale of Merger Consideration. The Stockholders hereby agree that they will comply with the limitations on the amount of securities sold contained in Rule 144(e) (or any successor provision) of the Act with regard to any resale of the Merger Consideration so long as any such Stockholder owns any Merger Consideration (notwithstanding any shorter compliance period contained in Rule 144).

     SECTION 5.4 Exchange Act Filings. Parent covenants that it will timely file all reports required to be filed by it under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). So long as Parent is subject to the periodic reporting requirements of the Exchange Act, Parent covenants to make publicly available such information as may be necessary to permit the sale of the Merger Consideration without registration under the Act pursuant to the exemption provided by Rule 144 under the Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon the request of any holder of the Merger Consideration at any time, Parent will deliver to such holder or such holder's prospective transferee such information as may be necessary to permit the sale of the Merger Consideration pursuant to Rule 144 under the Act, as such rule may be amended from time to time. Upon request of any holder of the Merger Consideration, Parent will deliver to such holder a written statement as to whether it has complied with such information requirements.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     SECTION 6.1 Stockholder Approval. The Company shall, as promptly as practicable, submit this Agreement and the transactions contemplated hereby for the approval of its stockholders at a meeting of stockholders and, subject to the fiduciary duties of the Board of Directors of the Company under applicable law, shall use its reasonable best efforts to obtain stockholder approval and adoption (the "Company Stockholders' Approval") of this Agreement and the transactions contemplated hereby. The Company shall, through its Board of Directors, but subject to the fiduciary duties of the members thereof, recommend to its stockholders approval of the transactions contemplated by this Agreement. The Company (i) acknowledges that a breach of its covenant contained in this
Section 6.1 to convene a meeting of its stockholders and call for a vote thereat with respect to the approval of this Agreement and the Merger will result in irreparable harm to Parent which will not be compensable in money damages and
(ii) agrees that such covenant shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to Parent for a breach of such covenant.

     SECTION 6.2 Expenses and Fees. Each party hereto agrees to bear its own expenses incurred in connection with the consummation of the transactions contemplated by this Agreement

     SECTION 6.3 Agreement to Cooperate.

          (a) Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable pursuant to all agreements, contracts, indentures or other instruments to which the parties hereto are a party, or under any applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to (i) obtain all necessary or appropriate waivers, consents and approvals from lenders, landlords, security holders or other parties whose waiver, consent or approval is required to consummate the Merger, (ii) effect all necessary registrations, filings and submissions and (iii) lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible)

          (b) In the event any litigation is commenced by any person or entity relating to the transactions contemplated by this Agreement, Parent shall have the right, at its own expense, to participate therein, and the Company will not settle any such litigation without the consent of Parent, which consent will not be unreasonably withheld.

     SECTION 6.4 Public Statements. Unless required by law, the parties shall not make any news releases or other public disclosure with respect to this Agreement without the prior consent of the other parties, which consent shall not be unreasonably withheld. In addition, each of the parties hereto will be furnishing to each other certain information which is either non-public, confidential or proprietary in nature. Each of the parties agrees that all such information furnished or otherwise obtained, directly or indirectly, by such party, its directors, officers, partners, employees, agents or representatives including, without limitation, attorneys, accountants, partners, experts and consultants (collectively "Representatives") and all reports , analysis, compilations, data, studies or other documents prepared by such party or its Representatives containing or based, in whole or in part, on any such furnished information (collectively the "Information") will be kept strictly confidential and will not, without the prior written consent of the other party, be disclosed to any other individual, corporation, partnership, joint venture, trust or association in any manner whatsoever, in whole or in part and will not be used for any purpose other than evaluation the transactions described herein; provided that if either party receives an opinion of counsel that it is legally obligated to release the Information, such party may do so after notice to and consultation with the other party.

      SECTION 6.5 Notification of Certain Matters. Each of the Company, the Stockholders, Parent and USPN agrees to give prompt notice to each other of, and to use their respective reasonable best efforts to prevent or promptly remedy,
(i) the occurrence or failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                   ARTICLE VII

                                   CONDITIONS

     SECTION 7.1 Conditions to Each Party's Obligation to Effect the Merger. Unless waived by the parties, the respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) No injunction, order, or decree by any Federal, state or foreign court which prevents the consummation of the Merger shall have been issued;

          (b) No statute or regulation shall exist or be enacted which would prevent consummation of the Merger; and,

          (c) Subject to Section 7.3(f) below, all governmental consents and approvals required for Merger shall have been obtained.

     SECTION 7.2 Conditions to Obligations of Stockholders and the Company to Effect the Merger. Unless waived by the Stockholders and the Company, the obligation of Stockholders and the Company to consummate the Merger is subject to fulfillment of all of the following conditions precedent at or prior to the Closing Date:

          (a)  All  of  Parent's  and  USPN's   representations  and  warranties
contained herein shall be true and correct in all material respects;

          (b) Parent and USPN shall have performed and complied with all covenants under this Agreement.

          (c) The Employment Agreement, substantially in the form attached hereto, shall be executed by USPN.

     SECTION 7.3 Conditions to Obligations of USPN to Consummate the Merger. Unless waived by USPN and Parent, the obligations of USPN and Parent to consummate the Merger are subject to the fulfillment of all of the following conditions precedent at or prior to the Closing Date:

          (a) The representations and warranties made by the Stockholder's and the Company are true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date;

          (b) The Company and Stockholders shall have performed and complied in all material respects with all of their respective obligations under this Agreement required to be performed or complied with by Stockholders or the Company on or prior to the Closing Date;

          (c) No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or change would (i) prevent consummation of the Merger; or (ii) materially and adversely affect the right of the USPN to own the Company Assets and to operate the Business (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

          (d) Subject to subsection (f) below, all consents and approvals necessary for the operation of the Business post-Closing shall have been obtained;

          (e)  No  material   adverse  change  has  occurred  in  the  Business,
operations or prospects of the Company;

          (f) Approval of the transfer or new issuance to USPN of the Business' pawnshop license, firearms license and secondhand license pursuant to the provisions of applicable ordinances or laws in the municipality or county where the Business is located provided, however, that if, at the time of approval of the transfer of the pawnshop license and the secondhand license, USPN has not received approval for such transfer of the firearms licenses, then the Merger shall be consummated and LW and/or MS, as the case may be, shall, and hereby agrees to, for nominal consideration and compensation, enter into a management agreement in form and substance acceptable to USPN for a period not to exceed 90 days regarding the sale of firearms at the Business, whereby LW and/or MS, as the case may be, shall utilize thier firearms license to enable USPN to continue the firearms portion of the Business, pending the approval of the firearms license for the Business;

          (g) Execution of a new lease with terms and conditions satisfactory to USPN between USPN and Michael P. Sortino (or modification of the existing lease) for the building known as 329 South Washington Street, Papillion, Nebraska with substantially the following terms: (i) the lease shall commence on the Closing Date and provide for a term ending on the date which is five years from the Closing Date; (ii) the lease shall provide for two options, exercisable by USPN each for an additional five year term; and (iii) the lease shall provide that USPN will be granted a right of first refusal in the event of any proposed sale of the aforesaid premises to purchase such premises on substantially the same terms of such proposed sale;

          (h) The execution of Articles of Merger in form satisfactory for filing with the Secretaries of State of the States of Colorado and Nebraska;

          (i) Parent shall have received an opinion from counsel to the Company, effective as of the Closing Date, in form and substance reasonably satisfactory to Parent;

          (j) Since the date hereof, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a material adverse change in the business, operations, properties, assets, condition (financial or other) or results of operations of the Company; and

          (k) The Employment Agreement, substantially in the form attached hereto as Exhibit A, shall be executed by Jeff White.

     SECTION 7.4 Contingencies. In addition to the foregoing, this Agreement and USPN's and Parent's obligation to perform hereunder is specifically contingent upon and subject to the Parent's satisfaction, in its sole discretion, with its due diligence examination of the following which will be performed and completed by Parent its agents within 15 business days of the execution of this Agreement;

          (a) An accounting and audit verification of all assets and liabilities of the Company by agents of Parent;

          (b) Verification of the corporate status of the Company with the Nebraska Secretary of State;

          (c) Review of Company Articles of Incorporation, Bylaws, minutes of any meetings of shareholders and board of directors, and stock certificate records and ledgers of the Company which will be provided to Parent upon execution of this Agreement;

          (d) Review of pawn and other required business licenses of the Company to conduct the Business in the state and local governmental jurisdictions; and

          (e) Any other Business review procedures or documents required to close the Merger as may be required or recommended by legal, accounting or tax advisers to Parent.

     If the Parent is not satisfied, in Parent's sole opinion, with its review of any of the above, the Parent and USPN may terminate this Agreement in writing on or before 20 business days from the execution of this Agreement, in which event this Agreement and all obligations of the Parent hereunder shall terminate.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.1 Termination. Anything to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

          (a) By mutual written consent of Parent, USPN, the Company and the Stockholders;

          (b) By either Parent, USPN, the Company or the Stockholders if (i) the Merger shall not have been consummated on or before August 31, 1997 (the "Termination Date"), or (ii) any court or competent jurisdiction in the United States or any State shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the consummation of the Merger and such order, judgment or decree shall have become final and nonappealable; or

          (c) This Agreement may be terminated by Parent or USPN, by written notice to the Company and the Stockholders, if any governmental or regulatory body, the consent of which is a condition to the obligations of USPN to consummate the transactions contemplated hereby, shall have determined not to grant its consent.

     SECTION 8.2 Effect of Termination. In the event of termination of this Agreement by either Parent, USPN, the Company or the Stockholders as provided herein, this Agreement shall forthwith become void and there shall be no liability on the part of Parent, USPN, the Company, the Stockholders or their respective officers or directors. Nothing in this Section shall relieve any party from liability for any breach of this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS


     SECTION 9.1 Survival of Representations and Warranties. All representations, warranties, covenants and agreements made by any party in this Agreement or pursuant hereto shall survive the Closing until December 31, 1998, except for the representations, warranties, covenants and agreements regarding Taxes which shall survive the Purchase until the expiration of the applicable statutes of limitations with respect to such matters and Section 5.2 which shall survive so long as any Stockholder owns any Merger Consideration.

     SECTION 9.2 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties. At any time prior to the Effective Time, the parties hereto may
(a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     SECTION 9.3 Press Releases and Public Announcements. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior approval of the other parties; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its reasonable best efforts to advise the other party prior to making the disclosure).

     SECTION 9.4 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (i) hand delivered; (ii) sent by a nationally recognized overnight courier; (iii) sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) sent by telephone facsimile transmission (with prompt oral confirmation of receipt) as follows:

      If to the Company:

      Pawn Warehouse Outlet, Inc.
      329 South Washington
      Papillion, NB 68046
      Telecopy No.

      Copy To:

      (post-Closing)
      U.S. Pawn Nebraska, Inc.
      c/o U.S. Pawn, Inc.
      7215 Lowell Boulevard
      Westminster, CO 80030
      Telecopy No.:  (303) 657-6341

               and

      (pre-Closing)

      Lori White
      Pawn Warehouse Outlet, Inc.
      329 South Washington
      Papillion, NB 68046
      Telecopy No.

      If to Parent or USPN:

      U.S. Pawn Nebraska, Inc.
      U.S. Pawn, Inc.
      7215 Lowell Boulevard
      Westminster, CO 80030
      Telecopy No.:  (303) 657-6341

      Copy To:

      Larry M. Snyder, Esq.
      3300 E. First Ave. #690
      Denver, CO 80206-5809
      Telecopy No.:  (303) 399-5203

               and

      Brent T. Slosky, Esq.
      Brownstein Hyatt Farber & Strickland, P.C.
      410 17th Street, Twenty-second Floor
      Denver, Colorado 80202-4437
      Telecopy No.:  (303) 623-1956

      If to the Stockholders:

      Lori White
      Pawn Warehouse Outlet, Inc.
      329 South Washington
      Papillion, NB 68046
      Telecopy No.

               and

      Mike Sortino
      P.O. Box 558
      Gretna, NE  68028
      Telecopy No.:  (402) 332-3246

Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

      SECTION 9.5 Entire Agreement. This Agreement (including the documents referred to herein) fully sets forth the agreement of the parties described in the letter dated February 26, 1997 and constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

     SECTION 9.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

     SECTION 9.7 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     SECTION 9.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF COLORADO WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF COLORADO OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF COLORADO. IN ANY ACTION BROUGHT UNDER OR ARISING OUT OF THIS AGREEMENT, THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF COLORADO AND CONSENT TO SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY THE LAWS OF SUCH STATE.

     SECTION 9.9 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties provided, however, that Parent and USPN may assign their rights under this Agreement to a wholly owned subsidiary entity of Parent without any prior consent.

     SECTION 9.10 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.11 Expenses. Except as otherwise provided herein, each of the parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     SECTION 9.12 Exhibits and Schedules. All Exhibits and Schedules referred to in this Agreement shall be attached hereto and are incorporated herein by reference.

     SECTION 9.13 Non-competition and confidentiality.

          (a) Non-Compete. MS and LW each agrees that for a period of five years after the date hereof, without the prior written consent of the Board of Directors of USPN, MS or LW will not (i) enter into any agreement with or directly or indirectly, solicit or attempt to solicit employees (whether full-time, part-time or temporary) or representatives of USPN or Parent, for the purpose of causing, inviting or encouraging them to alter or terminate his, his or its employment (whether or not such employment is pursuant to written agreement, is for a determined period or is at will) or business relationship with USPN or Parent; (ii) accept employment with, serve as a consultant to, acquire an equity interest in, make loans to or for the benefit of, render any services to, or accept compensation from any person, firm or corporation (including any new business started by MS or LW alone or with others or at the direction of MS or LW) whose business is similar to the business or whose services compete with those offered by USPN or Parent (such similar products or services include other pawn shop or similar buy/sell operations, but shall not include the retail sale only of similar products or services) within a 25 mile radius of any entity (now existing or, provided MS or LW does not have a prior business presence similar to the Business within such geographic area, in the future existing) 5% or more of which is directly or indirectly owned by USPN or Parent and which engages in a business similar to the Business or in any geographic market in which, to MS or LW's knowledge, as applicable, USPN or Parent plans to do business, or (iii) contact, divert, appropriate or solicit or attempt to contact, divert, appropriate or solicit, any customers of USPN or Parent, for the purpose of diverting any existing or future business of such customers to a competing source.

               Notwithstanding the foregoing, ownership of not more than two percent of the voting stock of a corporation whose stock is traded on a national securities exchange or over-the-counter or employment with another affiliate of USPN or Parent shall not of itself constitute a violation of this Section 9.13.

          (b) Confidentiality. MS and LW each recognizes and acknowledges that any and all compilations and lists of USPN's customers are valuable, special and unique assets of the Business. MS and LW each agrees that he or she will not, without the prior written consent of USPN, (1) disclose any trade secrets, intellectual property or information of the USPN, Parent or any affiliate thereof (collectively, the "U.S. Pawn Entities") (including but not limited to cost of pricing information, software specifications, customer lists, supply information, internal business procedures, market studies, financial statements or other financial information, information concerning pending or contemplated acquisitions or expansion plans or the existence of negotiations concerning the same, and similar non-public information relating to the U.S. Pawn Entities' internal operations, business, plans, policies or practices (collectively, "Confidential Information")) to any third party or (ii) use or permit the use of any of the U.S. Pawn Entities' trade secrets or Confidential Information in any way to compete (directly or indirectly) with the U.S. Pawn Entities or in any other manner adverse to the U.S. Pawn Entities; provided; however, that the trade secrets and Confidential Information referenced in the foregoing provision shall not include any form of information or knowledge which: (i) is already in the public domain, or enters the public domain, under any circumstances other than a wrongful act by MS or LW; (ii) is received by MS or LW, as the case may be, from any third party without similar restrictions and without breach of this Non-Compete Section; or (iii) is lawfully required to be disclosed by any governmental agency or applicable law; provided that, disclosure of such information would not, directly or indirectly, place any of the U.S. Pawn entities at a competitive disadvantage or otherwise adversely affect any of the U.S. Pawn Entities, or their current or future operations or prospects, as determined by USPN's Board of Directors, in its reasonable business judgment.

     IN WITNESS WHEREOF, Parent, USPN, the Company and the Stockholders have caused this Agreement to be signed as of the date first written above.

                                         U.S. PAWN, INC.


                                         BY:  /s/  Melvin Wedgle
                                            ------------------------------------
                                            MELVIN WEDGLE
                                            Chief Executive Officer


                                         U.S. PAWN NEBRASKA, INC.


                                         BY:  /s/  Melvin Wedgle
                                            ------------------------------------
                                            MELVIN WEDGLE, President


                                         COMPANY:

                                         PAWN WAREHOUSE OUTLET, INC.

                                         BY: /s/  Michael P. Sortino
                                             -----------------------------------
                                             MICHAEL P. SORTINO, PRESIDENT


                                             STOCKHOLDERS:


                                             /s/  Lori White
                                             -----------------------------------
                                             LORI WHITE


                                             /s/  Mike Sortino
                                             -----------------------------------
                                             MIKE SORTINO



217585.2
[6679\1]